Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Arotech Corporation (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2019 as filed with the Securities and Exchange Commission (the “Report”), I, Kelli L. Kellar, Vice President – Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and,

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:         May 9, 2019

/s/ Kelli L. Kellar
Kelli L. Kellar, Vice President – Finance and CFO
(Principal Financial Officer)